Exhibit 99.1

Westlake Chemical Partners LP Announces Acquisition of Additional Interest in

Westlake Chemical OpCo and Private Placement of Common Units

Houston, March 27, 2019 - Westlake Chemical Partners LP (NYSE: WLKP) (the “Partnership”) today announced that it has agreed to acquire an additional 4.50% limited partner interest in Westlake Chemical OpCo LP (“OpCo”) on a fully diluted basis for approximately $201.4 million (the “acquisition”). The purchase price for the acquisition represents an enterprise value multiple of approximately 10.5x of OpCo’s expected 2019 EBITDA. The Partnership intends to finance the acquisition with borrowings under its revolving credit facility and the proceeds of a private placement of 2,940,818 common units representing limited partner interests of the Partnership (the “private placement”) to certain institutional investors and an entity (the “affiliate entity”)for the benefit of certain family members of Messrs. Albert Chao and James Chao, each of whom serve on the board of directors (the “Board”) of Westlake Chemical Partners GP LLC, the general partner of the Partnership. The private placement was priced at $21.40 per common unit and will result in gross proceeds of approximately $62.9 million. The Partnership believes that, with this private placement, there will be no further need to access the equity capital markets during the remainder of 2019. The private placement is conditioned on the consummation of the acquisition. The acquisition, which is expected to close on March 29, 2019 and will be effective January 1, 2019, is expected to be immediately accretive to the Partnership’s MLP distributable cash flow.

The acquisition will increase the Partnership’s limited partner interest in OpCo from approximately 18.3% to approximately 22.8% and will represent the third purchase of additional interests in OpCo by the Partnership since the Partnership’s initial public offering. OpCo’s assets are comprised of three ethylene production facilities, which primarily convert ethane into ethylene and have an aggregate annual capacity of approximately 3.7 billion pounds, and a 200-mile ethylene pipeline. OpCo sells approximately 95% of its ethylene production to Westlake Chemical Corporation under a long-term supply agreement, which provides for a stable $0.10 margin per pound. OpCo intends to use the proceeds it receives in connection with the acquisition to repay borrowings under its intercompany debt agreements with Westlake Chemical Corporation.

“This transaction demonstrates the sustainability of our strategy to achieve annualized low-double-digit growth in distributions,” said the Partnership’s President and Chief Executive Officer, Albert Chao. “OpCo is unique in the MLP universe given the long-term and stable nature of its key contracts and the structure of its business. The acquisition of this additional interest in OpCo, which provides a high-quality, stable, fee-based earnings stream, represents just one of a number of levers we can use to grow our distributions over time. In addition to purchasing increased interests in OpCo, the Partnership can pursue organic growth opportunities such as capacity expansions in OpCo’s ethylene production facilities and acquisitions of other qualified assets from third parties.”

The terms of the acquisition and the affiliate entity’s participation in the private placement were approved by a Conflicts Committee, which is composed entirely of independent directors of the Board. This committee was advised by Evercore as to financial matters and Akin Gump Strauss Hauer & Feld LLP as to legal matters. Barclays Capital Inc. acted as placement agent in connection with the private placement.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Partnership has agreed to file one or more registration statements with the Securities and Exchange Commission for the resale of the common units sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such states.

The statements in this release that are not historical facts, but forward-looking statements, including projections of future performance and 2019 EBITDA, the expectations regarding the closing of the private placement and the acquisition, the impact of the described acquisition on the Partnership’s cash available for distribution, availability of funds and the expectation of long-term distribution growth, could be adversely affected by, among other things, operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions of Westlake Chemical Corporation or other third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially for the projections contained herein, please refer to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018.

Use of Non-GAAP Financial Measures

This release makes reference to a forward-looking “non-GAAP” financial measure, 2019 EBITDA. The Partnership reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”) but believes that certain non-GAAP financial measures, such as EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of its ongoing operations and are useful for period-over-period comparisons of such operations. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP. Because EBITDA may be defined differently by other companies in the Partnership’s industry, this definition may not be comparable to similarly titled measures of other companies. See below a reconciliation of EBITDA to net income. A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected EBITDA.

2019 Estimates
Net income	$322 million to $337 million

Add:
Depreciation and amortization	$109 million
Interest expense	$13 million
Provision for income taxes	$1 million

EBIDTA	$445 million to $460 million

Westlake Chemical Partners LP

Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, Texas, the Partnership, following the closing of the acquisition described above, is expected to own an approximately 22.8% limited partner interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP’s assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana and an ethylene pipeline.

Contacts:

Media Relations – Ben Ederington: 1-713-585-2900

Investor Relations – Steve Bender: 1-713-585-2900

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